Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 of our report dated April 29, 2020, relating to the financial statements of Sollensys Corp., as of March 31, 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants
Lakewood, CO
April 19, 2021